Exhibit 107

CALCULATION OF REGISTRATION FEES PURSUANT TO RULE 457(U)

1. Name and address of issuer:	GraniteShares Platinum Trust
222 Broadway
21st Floor
New York. NY 10038

2. Name of securities:	GraniteShares Platinum Shares

3. Securities Act File Number	333-276531

4. Last day of fiscal year for which this prospectus is filed:	June 30, 2025[1]
[1] Aggerate purchase and redemption prices set forth herein reflect the period between July 01, 2024, and June 30, 2025

5. Calculation of registration fee:
(i)	Aggregate sale price of securities sold during the fiscal year pursuant to Rule 456(d):		$ 32,447,075.30

(ii)	Aggregate price of securities redeemed or repurchased during the fiscal year:	$ 10,317,214.02

(iii)	Aggregate price of securities redeemed or repurchased during any prior fiscal year ending no earlier than August 1, 2021, that were not previously used to reduce registration fees payable to the Commission	$ 1,403,812.09

(iv)	Total available redemption credits [add Items 5(ii) and 5(iii)]:		$ 11,721,026.11

(v)	Net sales – if Item 5(i) is greater than Item 5(iv) [subtract Item 5(iv) from Item 5(i)]:		$ 20,726,049.19

(vi)	Redemption credits available for use in future years — if Item 5(i) is less than Item 5(iv) [subtract Item 5(iv) from Item 5(i)]:	$ -

(vii)	Multiplier for determining registration fee:		x0.0001381

(viii)	Registration fee due [multiply Item 5(v) by Item 5(vii)]:		$ 2,862.27

6. Credit for Previously Paid Registration Fees
(i)	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward	$ 2,931.23

(ii)	Previously paid registration fee credits available for use in future years – if Item 6(i) is greater than Item 5(viii) [subtract 5(viii) from 6(i)]:	$ 68.69

7. Interest due pursuant to Rule 456(d)(5) – if this supplement is being filed more than 90 days after the end of the issuer’s fiscal year:			$ -[1]

8. Total of the amount of the registration fee due plus any interest due:			=$ -

1 This supplement is being filed more than 90 days after the end of the issuer’s fiscal year, but no interest is due as there is no registration fee due, per Rule 456(d)(5) under the Securities Act of 1933.